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                                  EXHIBIT 10.27



                 LOAN & SECURITY AGREEMENT CONSENT AND AMENDMENT


        THIS LOAN & SECURITY AGREEMENT CONSENT AND AMENDMENT (this "Consent and Amendment") is entered into as of October 16, 1998 between VERSANT CORPORATION ("Borrower") and COMERICA BANK-CALIFORNIA ("Bank") with reference to the following facts:

        A. Borrower has previously entered into a Revolving Loan & Security Agreement (Accounts & Inventory) (the "Agreement") with Bank dated May 15, 1997 and modified May 6, 1998.

        B. In connection with Borrower's acquisition of Soft Mountain S.A. ("Soft Mountain"), Borrower's proposed sale of its Convertible Secured Subordinated Promissory Notes ("Notes") to one or more investors and certain other matters, Borrower seeks (i) Bank's consent to certain transactions entered into or proposed to be entered into by Borrower and (ii) the waiver of certain covenants contained in the Agreement.


        THE PARTIES AGREE AS FOLLOWS:

        1. Consent to Acquisition. Bank hereby consents to Borrower's acquisition of Soft Mountain on September 15, 1998 through the purchase of all the outstanding equity of Soft Mountain from the shareholders of Soft Mountain in return for 245,586 shares of Borrower's Common Stock and 810,000 French Francs in cash. In connection with the acquisition of Soft Mountain, Bank hereby waives the requirement in the Agreement that Bank give its prior written consent to such acquisition.

        2. Consent to Sale of Notes. Bank hereby consents to the sale of up to $3,619,000 principal amount of Notes pursuant to the Note Purchase Agreement substantially in the form attached hereto as Exhibit A, and agrees that such transaction does not constitute a breach or default under the Agreement. Without limiting the foregoing, Bank consents to Borrower's incurring indebtedness in connection with the sale of the Notes and to the creation of a security interest in the Collateral (as defined in the Agreement) in connection with the sale of the Notes.

        3. Consent to Name Change. Bank hereby consents to the name change of Borrower from Versant Object Technology Corporation to Versant Corporation, effective July 14, 1998. In connection with Borrower's name change, Bank hereby waives the requirement in the Agreement that Bank give its prior written consent to such name change.

        4. Consent to Change in Place of Business. Bank hereby consents to the change in Borrower's place of business from 1380 Willow Road, Menlo Park, CA 94025 to 6539 Dumbarton Circle, Fremont, CA 94555 and hereby waives the requirement in the Agreement that Bank give its prior written consent to such change in Borrower's place of business.



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        5. Notification of Certain Litigation. Borrower hereby notifies Bank that Borrower is the defendant in four class action lawsuits filed in the United States District Court for the Northern District of California, filed on January 26, 1998, February 5, 1998, March 11, 1998 and March 18, 1998, respectively. On June 19, 1998, a Consolidated Amended Complaint was filed in the above mentioned court, by the lead Plaintiff named by the court. The amended complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Securities and Exchange Commission Rule 10b-5 promulgated under the Exchange Act, in connection with public statements about Borrower's expected financial performance. The complaint seeks an unspecified amount of damages.

        6. Waiver of Certain Covenants. Bank agrees to waive compliance by Borrower of the following covenants contained in the Agreement through December 31, 1998: paragraphs 6.17b, d, e, i and m.

        7. Modification of Agreement. The first sentence of Section 6.5 of the Agreement is hereby amended to read in its entirety as follows:

               "Borrower shall keep the Inventory only at the following locations: 6539 Dumbarton Circle, Fremont, CA 94555, and the owner of the locations is John Arrillaga, Trustee and Richard T. Peery, Trustee."

Section 6.17k of the Agreement is hereby amended to read in its entirety as follows:

               "Borrower is to raise a minimum of $3,000,000.00 in capital (which shall include convertible subordinated debt) by December 31, 1998."

        8. General Provisions. Except as specifically set forth in this Consent and Amendment, all of the terms and conditions of the Agreement remain in full force and effect. This is an integrated Consent and Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

        IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

BORROWER:                                        BANK:

VERSANT CORPORATION                              COMERICA BANK-CALIFORNIA


By _____________________________                 By ____________________________

Title __________________________                 Title _________________________




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